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                                                            EXHIBIT 99(a)(1)(D)


                                  ELECTION FORM


Repeater Technologies, Inc.
1150 Morse Avenue
Sunnyvale, CA  94089
Attn: Tim Marcotte or Elif Kuvvetli

        I have received Repeater Technologies, Inc.'s Offer to Exchange dated November 28, 2001, sent to employees and directors holding options to purchase Common Stock of Repeater Technologies, Inc. (the "Company" or "Repeater") granted under its 1990 Incentive Stock Plan and 2000 Equity Incentive Plan. Defined terms not explicitly defined herein but defined in the Offer to Exchange shall have the same definitions as in the Offer to Exchange.

        Pursuant to the terms of the Offer, I elect to have one or more Eligible Options held by me, as specified below, cancelled in exchange for a right to receive a Replacement Option, as that term is defined in the Offer to Exchange. If I have elected to cancel less than all Eligible Options listed by the Company for my convenience in the table below, I have indicated such election by crossing through any such Eligible Option(s) that I do not wish to have cancelled. I hereby agree that, unless I revoke my election before 5:00 p.m. Pacific Standard Time on December 28, 2001 (or a later expiration date if Repeater extends the Offer), my election will be irrevocable, and if accepted by Repeater, such surrendered Eligible Options will be cancelled in their entirety on December 28, 2001 (or a later date if Repeater extends the Offer). I understand that, subject to my continuous employment through the grant date of the Replacement Option, I will have the right to receive a Replacement Option, to be granted on December 28, 2001(or a later date if Repeater extends the Offer).

[ ] I HEREBY ELECT TO CANCEL, upon the terms and conditions stated in the Offer, the following Eligible Option(s):


                                        NUMBER OF SHARES                                               NUMBER OF SHARES
OPTION     OPTION     EXERCISE PRICE    CURRENTLY SUBJECT    OPTION      OPTION     EXERCISE PRICE    CURRENTLY SUBJECT
NUMBER   GRANT DATE     OF OPTION          TO OPTION         NUMBER    GRANT DATE     OF OPTION          TO OPTION
------   ----------   --------------    -----------------    ------    ----------   --------------    -----------------
------   ----------   --------------    -----------------    ------    ----------   --------------    -----------------
------   ----------   --------------    -----------------    ------    ----------   --------------    -----------------
------   ----------   --------------    -----------------    ------    ----------   --------------    -----------------
------   ----------   --------------    -----------------    ------    ----------   --------------    -----------------
------   ----------   --------------    -----------------    ------    ----------   --------------    -----------------

        I agree to deliver to Repeater the original stock option grant form(s) for such options, upon request. I acknowledge that I will have no right to exercise all or any part of the cancelled Eligible Option(s) after the date of this election (unless I revoke this election), and that such options will be cancelled as of December 28, 2001 (or a later expiration date if Repeater extends the Offer).

        I further acknowledge and agree that neither the ability to participate in the Offer nor actual participation in the Offer shall be construed as a right to continued employment with Repeater (except on an at-will basis). I agree that Repeater has made no representations or warranties to me regarding this Offer or the future pricing of Repeater' stock, and that my participation in this Offer is at my own discretion.

        I AGREE THAT REPEATER SHALL NOT BE LIABLE FOR ANY COSTS, TAXES, LOSS OR DAMAGE THAT I MAY INCUR THROUGH MY ELECTION TO PARTICIPATE IN THIS OFFER.

[ ] I DO NOT accept the Offer to exchange options.


                                                     Date:
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      Optionee Signature


Name:
     --------------------------------
     (Please print)


REPEATER HEREBY AGREES AND ACCEPTS THIS ELECTION FORM, AND SUCH ACCEPTANCE SHALL BE BINDING ON REPEATER' SUCCESSORS, ASSIGNS AND LEGAL REPRESENTATIVES:

REPEATER TECHNOLOGIES, INC.


By:                                                  Date:
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Title:
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